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                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form S-8 No. 333-________) pertaining to the Employee Stock Purchase Plan of Schuler Homes, Inc. and to the incorporation by reference therein of our report dated March 5, 1998, with respect to the consolidated financial statements of Schuler Homes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP
                                                      Ernst & Young LLP


Honolulu, Hawaii
July 29, 1998